UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): February 15, 2018

ION Geophysical Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 100

Houston, Texas 77042-2839

(Address of principal executive offices, including Zip Code)

(281) 933-3339
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 16, 2018, ION Geophysical Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering of 1,820,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), and warrants to purchase 1,820,000 shares of Common Stock (the “Warrants”). Each share of Common Stock is being sold together with a warrant to purchase one share of Common Stock, at a price to the public of $27.50 per share and related warrant.  The Warrants will be exercisable commencing on the issuance date at an exercise price equal to $33.60 per share of Common Stock, subject to adjustments provided under the terms of the Warrants. The Warrants expire on March 21, 2019.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The Shares and Warrants to be sold pursuant to the Underwriting Agreement were registered under the Securities Act, pursuant to registration statement on Form S-3 (File No. 333-213769). A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. The closing of the offering is expected to take place on or about February 21, 2018, subject to the satisfaction of customary closing conditions.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company and its directors and officers have agreed not to sell or otherwise dispose of any of the Company’s securities held by them for a period ending 90 days after the date of the final prospectus supplement relating to the Offering without first obtaining the written consent of the Representative.

A copy of the Underwriting Agreement and Form of Warrant is attached hereto as Exhibit 1.1 and Exhibit 10.1, respectively, and are incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement and Form of Warrant and do not purport to be complete and are qualified in its entirety by reference to such exhibits.

A copy of the legal opinion and consent of Locke Lord LLP relating to the Shares is attached hereto as Exhibit 5.1.

Item 7.01     Regulation FD Disclosure.

The Company issued a press release on February 15, 2018 announcing the launch of the public offering and a press release on February 16, 2018 announcing the pricing of the public offering. The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 16, 2018, by and between ION Geophysical Corporation and the Underwriters
5.1	Opinion of Locke Lord LLP regarding the legality of the Common Stock
10.1	Form of Warrant
23.1	Consent of Locke Lord LLP (included in Exhibit 5.1 hereto)
99.1	Press release dated February 15, 2018
99.2	Press release dated February 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2018

ION GEOPHYSICAL CORPORATION

	By:	/s/ Steven Bate
Steven Bate
Executive Vice President and Chief Financial Officer